SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On January 30, 2004, the Oklahoma Corporation Commission (the Commission) approved a plan that will allow Oklahoma Natural Gas Company (ONG), a division of the ONEOK, Inc., to adjust its rates in order to recover certain costs not reflected in its current rate structure. Those costs include ONG’s investment in service lines and cathodic protection, an increased level of uncollectible revenues, and a return on ONG investment in gas in storage. The Commission’s order also approves a modified distribution main extension policy and authorizes ONG to defer future homeland-security costs as they are incurred.

The plan, jointly submitted by ONG, the staff of the Commission’s Public Utility Division and the Oklahoma Attorney General’s office, allows ONG additional annual revenue of $17,650,000. The agreement authorizes the new rates to be in effect for a maximum of 18 months and categorizes a portion of the total additional revenues as interim and subject to refund until a final determination at the ONG’s next general rate case.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1    Press release issued by ONEOK, Inc. dated January 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 30, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer)

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